EFFECTIVE AUGUST 23RD, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 10, 2008

Spectrum Control, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-8796	25-1196447
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8031 Avonia Road; Fairview, Pennsylvania		16415
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(814) 474-2207

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

(d) Exhibits - 99.1 Press Release of Spectrum Control, Inc. dated April 10, 2008

On April 10, 2008, Spectrum Control, Inc. issued a press release announcing a $5.0 million increase to its stock buyback program. A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SPECTRUM CONTROL, INC.
(Registrant)

Date: April 10, 2008	By:	/s/ John P. Freeman
(Signature)
Senior Vice President
and Chief Financial Officer